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                                                                     EXHIBIT 2.4


                                SECOND AMENDMENT
                         TO AGREEMENT AND PLAN OF MERGER

         THIS SECOND AMENDMENT ("Amendment") is entered into as of January 26, 2000, by and between SYNAGRO TECHNOLOGIES, INC., a Delaware corporation ("Parent"), RESTEC ACQUISITION CORP., a Rhode Island corporation and a wholly-owned subsidiary of Parent ("Rhode Island Merger Sub"), NEW ENGLAND TREATMENT COMPANY, INC., a Rhode Island corporation ("Company"), PAUL A. TORETTA, individually ("Mr. Toretta"), FRANCES A. GUERRERA, individually ("Mrs. Guerrera"), FRANCES A. GUERRERA, as Executrix of the Estate of Richard J. Guerrera (the "Estate"), FRANCES A. GUERRERA and ROBERT DIONNE, as Co-Trustees of the Richard J. Guerrera Revocable Trust under agreement dated November 2, 1998 (the "Trust") (collectively, the "Merger Parties") and RESTEC ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Delaware Merger Sub").

                                    RECITALS

         WHEREAS, the Merger Parties entered into that certain Agreement and Plan of Merger dated October 20, 1999, as amended by a letter agreement dated January 7, 2000 (as amended, the "Agreement"), under the terms of which Rhode Island Merger Sub was, upon satisfaction or waiver of the conditions to Closing set forth in the Agreement, and at the Effective Time, to merge with and into the Company (the "Merger");

         WHEREAS, the Merger Parties now desire to amend the Agreement to provide, among other things, that Delaware Merger Sub, rather than Rhode Island Merger Sub, will, upon satisfaction or waiver of the conditions to Closing set forth in the Agreement, and at the Effective Time, merge with and into the Company, and that the Company will issue shares of nonvoting stock prior to the Merger, as more fully set forth herein; and

         WHEREAS, capitalized terms used herein shall have the meanings ascribed to them herein or in the Agreement, and references to Sections herein shall mean the corresponding Sections of the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable and consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Adoption of Letter Agreement. The parties hereto hereby consent to, confirm, approve and adopt the letter agreement dated January 7, 2000, among Parent, Mr. Toretta, the Grat, the Trust, the Estate, and Mrs. Guerrera.

         2. Amendments to Agreement.

                  a. Any and all references in the Agreement (including any Exhibits or Schedules thereto, any documents required for the consummation of the transactions contemplated by the Agreement, and any amendments to the


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                  Agreements other than this Amendment) to RESTEC Acquisition
                  Corp., a Rhode Island corporation, are hereby amended to be references to RESTEC Acquisition Corp., a Delaware corporation, and, as a result of this Amendment, the defined term "Merger Sub" as used in the Agreement (including any Exhibits or Schedules thereto, any documents required for the consummation of the transactions contemplated by the Agreement, and any amendments to the Agreements other than this Amendment) for RESTEC Acquisition Corp., a Rhode Island corporation, is now a reference to RESTEC Acquisition Corp., a Delaware corporation.

                  b. The first complete sentence of Section 1.1 of the Agreement is hereby amended to read:

                           Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the Rhode Island Business Corporation Act and the General Corporation Law of the State of Delaware, the Merger Sub shall be merged with and into the Company and the separate existence of the Merger Sub shall thereupon cease.

                  c. The first complete sentence of Section 1.2 of the Agreement is hereby amended to read:

                           The Merger shall become effective at such time (the "Effective Time") as (i) articles of merger are filed with the Secretary of State of the State of Rhode Island in accordance with the Rhode Island Business Corporation Act and (ii) a certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware (collectively, the "Merger Filing").

                  d. Section 2.1 of the Agreement is hereby amended to read in its entirety:

                           SECTION 2.1. CERTIFICATE OF INCORPORATION. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, as the same may thereafter be amended in accordance with its terms and as provided under the Rhode Island Business Corporation Act.

                  e. The last sentence of Section 3.1(a) of the Agreement is hereby amended to read in its entirety:

                           Each Shareholder and each of Mark McCormick, Terry Szczesiul and Janet Cordano (as new shareholders of the Company) shall be


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                           entitled to receive the percentages of the aggregate
                           consideration issuable pursuant to this Section 3.1(a) as set forth on Schedule 1 to this Amendment.

         3. No Other Amendments to Agreement. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect, without any amendment or modification thereto.

         4. Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts, and signature pages may be delivered by telecopy, with the original executed signature pages to be furnished promptly thereafter.


                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day first written above.


                                      SYNAGRO TECHNOLOGIES, INC.




                                      By: /s/ Mark A. Rome
                                         ---------------------------------------
                                          Mark A. Rome, Executive Vice President


                                      RESTEC ACQUISITION CORP.,
                                          a Rhode Island corporation




                                      By: /s/ Mark A. Rome
                                         ---------------------------------------
                                          Mark A. Rome, Vice President


                                      RESTEC ACQUISITION CORP.,
                                          a Delaware corporation




                                      By: /s/ Mark A. Rome
                                         ---------------------------------------
                                          Mark A. Rome, Vice President


                                      NEW ENGLAND TREATMENT COMPANY, INC.



                                      By: /s/ Paul A. Toretta
                                         ---------------------------------------
                                          Paul A. Toretta, President






                                       /s/ Paul A. Toretta
                                      ------------------------------------------
                                          Paul A. Toretta, individually


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                                       /s/ Frances A. Guerrera
                                      ------------------------------------------
                                      Frances A. Guerrera, individually


                                      THE RICHARD J. GUERRERA REVOCABLE TRUST




                                      By: /s/ Frances A. Guerrera
                                         ---------------------------------------
                                          Frances A. Guerrera, Co-Trustee




                                      By: /s/ Robert Dionne
                                         ---------------------------------------
                                          Robert Dionne, Co-Trustee


                                      THE ESTATE OF RICHARD J. GUERRERA




                                      By: /s/ Frances A. Guerrera
                                         ---------------------------------------
                                          Frances A. Guerrera, Executrix


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         SCHEDULE 1 TO SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         Paul A. Toretta                    46%


         Estate of Richard J. Guerrera      46%


         Mark McCormick                      4%


         Terry Szczesiul                   2.5%


         Janet Cordano                     1.5%